Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the planned acquisition of National Semiconductor Corporation (National) by Texas Instruments Incorporated (TI).

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of TI and National, which are incorporated by reference into this current report on Form 8-K. In preparing the unaudited pro forma condensed combined statement of income for the twelve months ended December 31, 2010, certain historical financial information for National, which has a fiscal year end that ends on the last Sunday of May, was recast to a reportable period comparable to TI (TI reports on a calendar year basis): to the results for the fiscal year ended May 30, 2010, we added the results for the six months ended November 28, 2010 and subtracted the results for the six months ended November 27, 2009. The other unaudited pro forma condensed combined financial statements are based on historical financial statements that are within 93 days of TI calendar reporting periods and so no further recasting of National’s financial statements was required. In addition certain reclassifications were made to the reported financial information of National to conform to the reporting classifications of TI.

The unaudited pro forma condensed combined statements of income for the twelve months ended December 31, 2010, and the three months ended March 31, 2011 and 2010, give effect to the acquisition as if it had been completed on January 1, 2010. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had been completed on March 31, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of TI and National. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies, cost savings or revenue enhancements that may be achieved by the combined companies. In addition, certain nonrecurring expenses expected to be incurred within the first twelve months after the acquisition are also not reflected in the pro forma statements.

The pro forma adjustments are based on preliminary information available as of the date of this current report on Form 8-K. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. These preliminary assumptions and estimates are subject to change as TI finalizes the valuations of the assets to be acquired and liabilities to be assumed in connection with its acquisition of National. Such final valuations are dependent upon procedures and other studies that have yet to commence; therefore the final amounts recorded at the closing date of the acquisition may differ significantly from the information presented herein.

Upon consummation of the acquisition, TI will review National’s accounting policies to determine if it may be necessary to harmonize any differences in policies. These unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

These unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of: TI included in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2011; and National included in this current report on Form 8-K for the fiscal year ended May 30, 2010 and for the three and nine months ended February 27, 2011.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2011

	Texas Instruments March 31, 2011	National Semiconductor February 27, 2011	Total Pro Forma Adjustments		Pro Forma March 31, 2011
Cash and cash equivalents	$1,343	$860	$4,300	(a)	$1,003
			1,000	(a)
			(6,500	)(b)
Short-term investments	1,514	40	(1,000	)(a)	554
Accounts receivable, net of allowances	1,568	91	—		1,659
Inventories	1,678	138	—		1,816
Deferred income taxes	771	75	—		846
Prepaid expenses and other current assets	170	142	—		312

Total current assets	7,044	1,346	(2,200)		6,190

Property, plant and equipment at cost	6,712	2,216	—		8,928
Less accumulated depreciation	(3,055)	(1,796)	—		(4,851)

Property, plant and equipment, net	3,657	420	—		4,077

Long-term investments	449	—	—		449
Goodwill	924	68	(68	)(e)	5,977
			5,053	(c)
Acquisition-related intangibles	69	—	1,406	(c)	1,475
Deferred income taxes	899	239	—		1,138
Capitalized software licenses, net	193	—	—		193
Overfunded retirement plans	28	—	—		28
Other assets	47	99	11	(a)	157

Total assets	$13,310	$2,172	$4,202		$19,684

Short-term debt	$—	$—	$800	(a)	$800
Accounts payable	605	51	32	(d)	699
			11	(a)
Accrued compensation	348	57	—		405
Income taxes payable	247	7	—		254
Accrued expenses and other liabilities	593	47	—		640

Total current liabilities	1,793	162	843		2,798

Long-term debt	—	1,043	3,500	(a)	4,543
Underfunded retirement plans	527	72	—		599
Deferred income taxes	82	—	(11	)(d)	563
			492	(c)(g)
Deferred credits and other liabilities	334	246	—		580

Total liabilities	2,736	1,523	4,824		9,083

Preferred stock	—	—	—		—
Common stock	1,740	121	(121	)(e)	1,740
Paid-in capital	1,068	246	(246	)(e)	1,116
			48	(f)
Retained earnings	25,206	415	(415	)(e)	25,185
			(21	)(d)
Less treasury common stock at cost	(16,738)	—	—		(16,738)
Accumulated other comprehensive income (loss), net of taxes	(702)	(133)	133	(e)	(702)

Total stockholders’ equity	10,574	649	(622)		10,601

Total liabilities and stockholders’ equity	$13,310	$2,172	$4,202		$19,684

See notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA STATEMENTS OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010

	Texas Instruments Twelve Months Ended December 31, 2010	National Semiconductor Twelve Months Ended November 28, 2010	Total Pro Forma Adjustments		Pro Forma Twelve Months Ended December 31, 2010
Revenue	$13,966	$1,563	$—		$15,529
Cost of revenue	6,474	484	(3	)(h)	6,955

Gross profit	7,492	1,079	3		8,574
Research and development	1,570	280	(6	)(h)	1,844
Selling, general, and administrative	1,519	302	(16	)(h)	1,805
Restructuring expense	33	30	—		63
Acquisition costs and amortization/divestiture (gain)	(144)	—	201	(i)	57

Operating profit	4,514	467	(176)		4,805
Other income (expense) net	37	(2)	(3	)(j)	32
Interest expense	—	56	56	(k)	112

Income before taxes	4,551	409	(235)		4,725
Provision for income taxes	1,323	104	(82	)(l)	1,345

Net income	$3,228	$305	($153)		$3,380

Earnings per share:
Basic	$2.66				$2.77

Diluted	$2.62				$2.74

Average shares outstanding (millions):
Basic	1,199		—		1,199

Diluted	1,213		—	(m)	1,213

See notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2011

	Texas Instruments Three Months Ended March 31, 2011	National Semiconductor Three Months Ended February 27, 2011	Total Pro Forma Adjustments		Pro Forma Three Months Ended March 31, 2011
Revenue	$3,392	$344	$—		$3,736
Cost of revenue	1,664	115	(1	)(h)	1,778

Gross profit	1,728	229	1		1,958
Research and development	422	66	(1	)(h)	487
Selling, general, and administrative	396	63	(1	)(h)	458
Restructuring expense	—	8	—		8
Acquisition costs and amortization, other	2	1	50	(i)	53

Operating profit	908	91	(47)		952
Other income (expense) net	10	3	(1	)(j)	12
Interest expense	—	14	13	(k)	27

Income before taxes	918	80	(61)		937
Provision for income taxes	252	21	(22	)(l)	251

Net income	$666	$59	($39)		$686

Earnings per share:
Basic	$0.56				$0.58

Diluted	$0.55				$0.56

Average shares outstanding (millions):
Basic	1,167		—		1,167

Diluted	1,194		—	(m)	1,194

See notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2010

	Texas Instruments Three Months Ended March 31, 2010	National Semiconductor Three Months Ended February 28, 2010	Total Pro Forma Adjustments		Pro Forma Three Months Ended March 31, 2010
Revenue	$3,205	$362	$—		$3,567
Cost of revenue	1,516	118	(2	)(h)	1,632

Gross profit	1,689	244	2		1,935
Research and development	370	69	(1	)(h)	438
Selling, general, and administrative	359	82	(6	)(h)	435
Restructuring expense	10	6	—		16
Acquisition costs and amortization, other	—	1	50	(i)	51

Operating profit	950	86	(41)		995
Other income (expense) net	7	1	(1	)(j)	7
Interest expense	—	15	13	(k)	28

Income before taxes	957	72	(55)		974
Provision for income taxes	299	19	(20	)(l)	298

Net income	$658	$53	($35)		$676

Earnings per Share:
Basic	$0.53				$0.54

Diluted	$0.52				$0.53

Average Shares Outstanding (millions):
Basic	1,233		—		1,233

Diluted	1,246		—	(m)	1,246

See notes to unaudited pro forma financial information.

Notes to Unaudited Pro Forma Financial Information

Pro Forma Balance Sheet:

(a)	Reflects proceeds from the issuance of an estimated $4.3 billion of debt expected to be issued in connection with the acquisition by TI of National. Also reflects debt issuance costs of $11 million that will be capitalized and amortized over the estimated life of the debt being issued. Also reflects an estimated $1.0 billion from TI’s short-term investments that will be converted to cash and used to fund the acquisition.

(b)	Reflects the preliminary estimate of $6.5 billion of cash consideration expected to be transferred to effect the acquisition of National. Estimated cash consideration is based on the preliminary estimate of outstanding shares of National common stock at the time of closing and estimated settlement of stock options, restricted stock units (RSUs) and performance stock units (PSUs) expected to be exchanged for cash at closing. These estimated amounts do not purport to represent what the actual cash consideration transferred will be when the acquisition is closed.

(c)	Reflects preliminary estimates of the fair value adjustments for assets to be acquired and liabilities to be assumed. This also includes a preliminary estimate for identified intangible assets.

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed, reconciled to the preliminary estimate of consideration expected to be transferred (in millions):

Book value of net assets acquired and liabilities assumed at March 31, 2011	$649
Elimination of existing goodwill (See item (e) below)	(68)

Adjusted book value of net assets acquired	581
Adjustments to:
Recognize intangible assets	1,406
Deferred tax liability (See (g) below)	(492)
Goodwill	5,053

Estimate of consideration to be transferred	$6,548

Summary of Estimated Consideration to be Transferred:
Cash payments for shares outstanding and options, RSUs and PSUs to be exchanged for cash at closing (See (b) above)	$6,500
Fair value of TI replacement options and RSUs issued for vested service (See item (f) below)	48

Total estimate of consideration to be transferred	$6,548

(d)	Reflects estimated costs of $32 million associated with the acquisition expected to be incurred prior to the closing for legal, accounting, financial advisory, printing and similar expenses. Such costs have been excluded from the unaudited pro forma combined statements of income, but are charged directly to shareholder’s equity, net of estimated taxes, in the unaudited pro forma combined balance sheet.

(e)	Reflects the write-off of existing National goodwill and the elimination of the historical equity balances of National as of closing.

(f)

Reflects the issuance of TIs replacement stock options and RSUs for National’s outstanding options, RSUs and PSUs expected to be converted at closing. The number of National share-based awards subject to conversion and the assumed conversion ratio are preliminary estimates. The replacement awards are measured on the closing date based on the preliminary estimate of fair value. A portion of that fair

Notes to Unaudited Pro Forma Financial Information (continued)

value amount, representing the pre-combination vested service provided by National employees, will be included in the total consideration transferred as part of the acquisition. The remaining portion will be included in post-combination share-based compensation expense as the National employees continue to provide service over the remaining vesting periods. The preliminary allocation of the fair value associated with the replacement options and RSUs was determined as follows:

	Stock Options	RSUs	PSUs
National stock options, RSUs and PSUs subject to conversion into TI stock options and RSUs at closing	1,530,821	4,841,835	1,001,000
Assumed Conversion Ratio ($25 conversion price/$35.50 assumed fair value of TI common stock at closing)	.70423	.70423	.70423

Equivalent TI replacement stock options and RSUs to be granted at closing	1,078,043	3,409,743	704,930
Average Fair Value of TI replacement options and RSUs at closing	$7.17	$35.50	$35.50

Pro forma fair value amount of TI replacement options and RSUs to be granted at closing	$7,729,568	$121,045,875	$25,025,000

Pro forma fair value amount of TI replacement options and RSUs expected to vest	$7,227,146	$113,177,894	$23,398,375

Portion of pro forma amount included in consideration transferred at closing (applicable to pre-combination vested service provided by National employees)	$2,860,745	$35,368,092	$9,749,323
Portion of pro forma amount to be included in post-combination share-based compensation expense over the remaining term of unvested service to be provided by National employees (see item (h) below)	$4,366,401	$77,809,802	$13,649,052

(g)	Adjusts deferred income taxes, which are primarily associated with identified intangible assets.

Income Statements

(h)	Reflects the net adjustments to share-based compensation expense for the post-combination portion of National’s stock options, RSUs and PSUs to be converted for TI replacement options and RSUs at closing. (See item (f) above.) The new share-based compensation expense is amortized on a straight line basis over the remaining vesting periods. The following table reflects the (a) elimination of National’s historical share-based compensation expense and (b) fair value of TI replacement stock options and RSUs to be recognized over the periods for which post-combination service of National employees is required.

	National Historical*	Pro Forma	Adjustment to Pro Forma
	(In millions)
Twelve Months Ended December 31, 2010:
Share-based compensation expense:
Cost of revenue	$8	$5	$(3)
Research & development	17	11	(6)
Selling, general and administrative	42	26	(16)

Total	$67	$42	$(25)

*	National Historical results are for twelve months ended November 28, 2010.

Notes to Unaudited Pro Forma Financial Information (continued)

	National Historical*	Pro Forma	Adjustment to Pro Forma
	(In millions)
Three Months Ended March 31, 2011:
Share-based compensation expense:
Cost of revenue	$2	$1	$(1)
Research & development	4	3	(1)
Selling, general and administrative	7	6	(1)

Total	$13	$10	$(3)

*	National Historical results are for three months ended February 27, 2011.

	National Historical*	Pro Forma	Adjustment to Pro Forma
	(In millions)
Three Months Ended March 31, 2010:
Share-based compensation expense:
Cost of revenue	$3	$1	$(2)
Research & development	4	3	(1)
Selling, general and administrative	12	6	(6)

Total	$19	$10	$(9)

*	National Historical results are for three months ended February 28, 2010.

(i)	Reflects the preliminary estimate of amortization of acquired intangibles on a straight-line basis over an estimated useful life of 7 years.

(j)	Represents interest income foregone on TI’s short-term investments due to the assumed reduction in levels of those investments used to finance a portion of the acquisition.

(k)	Reflects interest expense on additional debt expected to be issued (see (a) above) as if it had been issued at the beginning of the applicable period using an assumed weighted average interest rate of 1.26%. Short-term debt is assumed to be repaid within six to nine months after closing. For the floating-rate short-term debt, a variance of 1/8 of a percent (0.00125%) in the interest rate for the periods outstanding would not have resulted in a material difference in pro forma interest expense. Also includes amortization of capitalized debt issuance costs over the estimated life of the related debt.

(l)	Tax effects of the pro forma adjustments are based on the federal statutory tax rate of 35% and do not comprehend the effect of any state taxes.

(m)	Reflects adjustment to the EPS calculation for the TI replacement RSUs and stock options issued at closing. TI’s RSUs are considered to be participating securities, and for EPS calculations a portion of net income is allocated to these participating securities and therefore is excluded from the calculation of EPS allocated to common stock. The effect of the additional RSUs was to increase the amount of net income allocated to RSUs for the twelve months ended December 31, 2010 from $44 million to $58 million, and for the three months ended March 31, 2011 from $10 million to $13 million, and for the three months ended March 31, 2010 from $8 million to $10 million, respectively. These amounts are deducted from net income to obtain the net income allocated to common stock on which the diluted EPS calculation is based. The TI replacement stock options did not have a material effect on the number of dilutive average shares outstanding for the periods presented.